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EXHIBIT 99.1



[EMERSON LOGO]
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                               NEWS & INFORMATION

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FOR:      EMERSON RADIO CORP.
          9 Entin Road
          Parsippany, NJ 07054-0430

CONTACT:  EMERSON RADIO CORP.           OR:        INVESTOR RELATIONS:
          Guy A. Paglinco                          Robert Maffei
          Vice President,                          Investor Relations Manager
          Chief Financial Officer                  (973) 428-2098
          (973) 428-2413

                                                   EPOCH FINANCIAL GROUP, INC.
                                                   Victor Thompson or
                                                   Todd Atenhan
                                                   (888) 917-5105

Wednesday, December 28, 2005

                              FOR IMMEDIATE RELEASE

   EMERSON RADIO CORP. COMPLETES FIVE-YEAR $45 MILLION FINANCING AGREEMENT

          EMERSON RADIO ANNOUNCES THE RENEWAL OF LICENSE AGREEMENT WITH
                               FUNAI CORPORATION

PARSIPPANY, NJ -- December 28, 2005 -- Emerson Radio Corp.
(AMEX: MSN) announced today that it has completed a financing facility with Wachovia Bank, National Association. The new five-year facility consists of a Senior Secured Revolving Credit Facility ("Revolver") totaling $45 million, which provides for a revolving credit facility along with a letter of credit facility. This facility is asset-based and subject to individual maximums which, in the aggregate, are not to exceed the lesser of $45 million or a borrowing base. The new Revolver replaces the Company's prior $35 million banking facility which was terminated earlier in the month and will be used for general corporate purposes, working capital needs and share repurchases.

"We are very pleased with this successful refinancing and the cooperation that we received from Wachovia Bank. This facility provides Emerson with a global banking credit facility to allow Emerson the flexibility to support its strategic plans", said Geoffrey P. Jurick, Chairman, Chief Executive Officer and President of Emerson Radio Corp.

In addition, Emerson Radio Corp. reported today that it extended its license agreement with Funai Corporation, Inc. ("Funai") until December 31, 2007.

This extension continues the licensing relationship that started in January 2001 and has already generated in excess of $2.5 billion in sales of Emerson(R) branded video products being distributed by Funai. The agreement continues with annual minimum royalty payments of $4.3 million to be received by Emerson for licensing the Emerson(R) brand name to Funai. Under the terms of the license agreement, Funai manufactures, markets and distributes DVD players and recorders, a variety of televisions, including LCD (liquid crystal display) televisions, television combinations, dual decks, VCRs and VCR DVR recorders that bear the Emerson(R) brand name in North America.


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In announcing the license extension, Geoffrey P. Jurick, said "The license agreement with Funai represents an excellent combination of Emerson's strong brand presence and Funai's established leadership in the manufacturing and distribution of quality video products."

Funai Corporation is a wholly owned subsidiary of Funai Electric Co., Ltd., of Japan, a leading supplier in the North American DVD market. Funai Corporation's web site is www.funai-corp.com.

Emerson Radio Corp. (AMEX:MSN - News), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, throughout the world, full lines of televisions and other video products, microwave ovens, clocks, clock radios, audio and home theater products.

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company's reports as filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended March 31, 2005. The Company assumes no obligation to update the information contained in this news release.